SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SECOND AMENDED FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 9, 2004

CHEMBIO DIAGNOSTIC, INC.
(Exact name of registrant as specified in its charter)

Not Applicable
(Former name of Registrant)

Nevada	333-85787	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
(631) 924-1135
(Registrant’s Telephone Number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction.

This Second Amended Form 8-K is being filed to amend Item 4 of a current report filed on September 10, 2004.

Item 4. 01 Changes in Registrant's Certifying Accountant.

Effective June 1, 2004, the auditor client relationship between the Registrant and Madsen & Associates, CPA’s, Inc. ("Madsen") ceased.

Madsen provided the Registrant with an audit opinion for the year ended September 30, 2003.

On June 1, 2004, the Registrant's Board of Directors approved of the engagement of the firm of Lazar Levine & Felix LLP ("Lazar") of New York, New York.

Lazar was the audit firm for Chembio Diagnostics Systems, Inc. prior to the merger transaction with TradingSolutions.com, the former name of Chembio Diagnostics, Inc.

The formal engagement of Lazar by the Registrant was entered into on June 1, 2004.

Madsen did not resign or decline to stand for reelection, but was dismissed to allow the appointment of Lazar.

Madsen's audit opinion on the Registrant's financial statements for the years ended September 30, 2003 and September 30, 2002 (hereinafter referred to as "Audit Years") did not contain an adverse opinion or a disclaimer of opinion, nor was it modified as to audit scope or accounting principles. Madsen's reports did include an explanatory paragraph where they expressed substantial doubt about the Registrant's ability to continue as a going concern.

There were no disagreements with Madsen for the Audit Years on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure. Additionally, there were no other reportable matters as defined in Item 304(a)(1)(iv) of Regulation S-K (or Item 304(a)(1)(iv)(B) of Regulation S-B for small business issuers), for the Audit Years.

Registrant has provided Madsen with a copy of the disclosures Registrant is making in this 8-K in response to the disclosures required by Regulation S-K (or Regulation S-B for small business issuers), Item 304(a). Madsen has furnished Registrant with a letter addressed to the Commission stating its agreement and absence of any disagreement with the statements made by Registrant in response to this Item. Registrant has filed herewith Madsen’s letter as Exhibit 16.1 to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMBIO DIAGNOSTICS INC.

Date: September 9, 2004                             By:/s/ Mark L. Baum
Mark L. Baum
Director

    Date: September 9, 2004                                                 By:/s/ Lawrence A. Siebert
Lawrence A. Siebert
Director